EXHIBIT 21.1.1

                                  SUBSIDIARIES

                                                             Jurisdiction of
Name of Subsidiary                                           Organization               Percentage of Ownership
------------------                                           ------------               -----------------------
OWNED BY ATLAS AIR WORLDWIDE HOLDINGS, INC.

Atlas Air, Inc.                                              Delaware                               100%
Airline Acquisition Corp. I                                  Delaware                               100%

OWNED BY ATLAS AIR, INC.

Genessee Insurance Company, Ltd.                             Bermuda                                100%
Atlas Air Crew Services, Ltd.                                UK                                     100%
Liege Global Cargo Sales Co.                                 Belgium                                 86%
Atlas Freighter Leasing II, Inc.                             Delaware                               100%

OWNED BY ATLAS FREIGHTER LEASING II, INC.

Atlas Freighter Leasing III, Inc.                            Delaware                               80%*

OWNED BY AIRLINE ACQUISITION CORP I

Polar Air Cargo, Inc.                                        California                             100%

* The remaining 20% of Atlas Freighter Leasing III, Inc. is owned by Atlas Air, Inc.